Exhibit 99.1

DRI Corporation Announces Multiple Mobitec® Product Orders From Transit Operator in Belgium

Combined Orders Total More Than $800,000 USD

DALLAS--(BUSINESS WIRE)--January 13, 2009--DRI Corporation (DRI) (NASDAQ: TBUS), a digital communications technology leader in the domestic and international surface transportation and transit security markets, announced today that the Company’s Mobitec Group in Sweden has received multiple orders for Mobitec® electronic destination sign systems and other equipment from DeLijn, a transit operator in Belgium. The combined orders total more than $800,000 USD.

David L. Turney, the Company’s Chairman, President and Chief Executive Officer, said: “DeLijn, a transit operator with multiple depots across Belgium, operates the largest network of trams and buses in five Flemish provinces. The organization, which provides public transportation services to more than 483 million passengers each year, has Mobitec® products installed on approximately half of the vehicles in its fleet. Deliveries are expected to begin in first quarter 2009 and to conclude in third quarter 2009.”

Among the products ordered are Mobitec® light-emitting diode (LED) and thin-film transistor (TFT) electronic information display systems, Mobitec® voice announcement systems, and Mobitec® global positioning satellite control units. The products will be installed on new and existing hybrid, diesel, and city buses in the DeLijn transit fleet.

ABOUT MOBITEC GROUP

Mobitec Group, a leading global supplier of electronic information display systems, is highly respected for its products, technology, service, and quality. Mobitec Group is based in Herrljunga, Sweden. It also operates business units in Australia and Germany, as well as joint ventures in Brazil and India. For more information, visit www.mobitec.eu.

ABOUT THE COMPANY

DRI is a digital communications technology leader in the domestic and international public transportation and transit security markets. Our products include: TwinVision® and Mobitec® electronic destination sign systems, Talking Bus® voice announcement systems, Digital Recorders® Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell™ video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning the timing of the deliveries of orders, as well as any statement, express or implied, concerning future events or expectations or which use words such as “expect,” “fully expect,” “expected,” “appears,” “believe,” “plan,” “anticipate,” “would,” “goal,” “potential,” “potentially,” “range,” “pursuit,” “run rate,” “stronger,” “preliminarily,” “forecast,” “opinion,” etc., is a forward-looking statement. These forward-looking statements are subject to risks and uncertainties, including risks and uncertainties associated with the timing of the deliveries of orders, as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed March 31, 2008, and as updated in our Quarterly Report on Form 10-Q filed Nov. 14, 2008, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

CONTACT:
DRI Corporation Contact:
Veronica B. Marks
Manager, Corporate Communications
Phone: (214) 378-4776
Fax: (214) 378-8437
E-Mail: ir@digrec.com